Exhibit 10.2

AMENDMENT TO

CONSENT AND AMENDMENT NO. 1

TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT TO CONSENT AND AMENDMENT NO. 1 (this “Amendment”) is entered into as of March 28, 2012, by and among HUTCHINSON TECHNOLOGY INCORPORATED, a corporation organized under the laws of the State of Minnesota (“HTI”) (HTI and each other Person who becomes a Borrower under the Loan Agreement referred to below, each a “Borrower”, and collectively “Borrowers”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and PNC Bank, National Association as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrowers, Agent and Lenders are parties to a Revolving Credit and Security Agreement dated as of September 16, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

Borrowers, Agent and Lenders entered into that certain Consent and Amendment No. 1 to Revolving Credit and Security Agreement, dated February 6, 2012 (“Amendment No. 1”), pursuant to which Agent and Lenders consented to the Transactions (as defined in Amendment No. 1) and amended certain provisions of the Loan Agreement.

Borrowers have informed Agent and Lenders that the Rights Offering (as defined Amendment No. 1), which Agent and Lenders consented to pursuant to Amendment No. 1, will be converted to a private placement to certain holders of the 3.25% Convertible Subordinated Notes to purchase up to 40,000 units, each consisting of $1,000 principal amount of 8.50% Senior Secured Second Lien Notes due 2017 of HTI and a warrant to purchase 96.725 shares of HTI’s common stock (the “Private Placement”).

Borrowers have requested that Agent and Lenders (i) consent to the Private Placement, including the use of up to $20,000,000 of residual proceeds from the Private Placement to purchase the 8.50% Convertible Senior Notes in the Tender Offers (as defined in Amendment No.1), and (ii) make certain amendments to Amendment No. 1 in connection with the Transactions, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Amendment No. 1. Subject to satisfaction of the conditions precedent set forth in Section 3 below, Amendment No. 1 is hereby amended as follows:

(a) Sub-clause (iii) of the second Background paragraph is amended and restated in its entirety as follows:

“(iii) a private placement to certain holders of the 3.25% Convertible Subordinated Notes to purchase up to 40,000 units, each consisting of $1,000 principal amount of 8.50% Senior Secured Second Lien Notes due 2017 of HTI and a warrant to purchase 96.725 shares of HTI’s common stock (the “Private Placement”)”

(b) Section 2 is amended and restated in its entirety as follows:

“2. Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, notwithstanding anything to the contrary set forth in Section 7.17 of the Loan Agreement, Agent and Lenders agree that HTI may repurchase a portion of the 8.50% Convertible Senior Notes in an aggregate principal amount not exceeding $26,700,000 from the proceeds of the Private Placement.”

(c) Section 3(a)(i) is amended by amending and restating the definitions of “8.50% Senior Secured Second Line Notes” and “Intercreditor Agreement” in their entirety as follows:

“8.50% Senior Secured Second Lien Notes” shall mean HTI’s 8.50% Senior Secured Second Lien Notes due January 15, 2017, issued under the 8.50% Senior Secured Second Lien Note Indenture in an aggregate original principal amount of up to $108,700,000, as amended, restated, supplemented or otherwise modified in compliance with the terms of this Agreement.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement between Agent, as senior agent, and Wells Fargo Bank, National Association, as junior agent, in substantially the form of the draft attached to the Amended Registration Statement, with such changes as are acceptable to Agent.

(d) Section 3(a)(i) is amended by adding the following defined term in its appropriate alphabetical order:

“Amended Registration Statement” shall mean that certain Amendment No. 1 to Borrower’s Registration Statement on Form S-1 filed with the SEC on February 24, 2012.

(e) Section 3(c) is amended and restated in its entirety as follows:

“(c) Section 7.8 is amended by amending and restating sub-clause (vi) thereof in its entirety to provide as follows:

“(vi) unsecured Indebtedness and Indebtedness secured only by Liens permitted by clause (o) of the definition of Permitted Encumbrances, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of (i) $90,000,000 or (ii) the amount of 8.50% Senior Secured Notes issued under the 8.50% Senior Secured Second Lien Note Indenture (but in any event not to exceed $108,700,000), in each case at any given time and, except in the case of unsecured Indebtedness the proceeds of which are used to repurchase or repay Indebtedness under the Indenture Documentation, the terms and conditions of such Indebtedness shall be satisfactory to PNC in its reasonable discretion,””

(f) Section 5 is amended by amending and restating the first sentence thereof in its entirety as follows:

“Borrowers shall deliver to Agent by no later than the earlier of August 31, 2012 or five months from the issuance of 8.50% Senior Secured Second Lien Notes, the following, each in form and substance satisfactory to the Agent:”

3. Conditions of Effectiveness. This Amendment shall become effective on the date on which Agent shall have received four (4) copies of this Amendment executed by Borrowers, Agent and Lenders.

4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or general principals of equity).

(b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) The execution, delivery and performance of this Agreement and all other documents in connection therewith has been duly authorized by all necessary corporate action on the part of the Borrowers, and do not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Borrower.

(d) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(e) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

5. Effect on the Loan Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) Except as otherwise expressly contemplated hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

(d) This Amendment shall be an Other Document for all purposes under the Loan Agreement.

6. Release. The Borrowers hereby acknowledge and agree that: (a) to their knowledge neither they nor any of their Subsidiaries have any claim or cause of action against Agent or any Lender (or any of Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Loan Agreement or the Other Documents and (b) to their knowledge Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrowers under the Loan Agreement and the Other Documents. Notwithstanding the foregoing, Agent and each Lender wish (and the Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Agent’s or such Lender’s rights, interests, security and/or remedies under the Loan Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Borrowers (for themselves and their respective Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent of fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, except for a Released Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, prior to the date hereof arising out of, connected with or related in any way to the Loan Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or Agent’s or any Lender’s agreements contained therein, or the possession, use, operation or control in connection therewith of any of the assets of the Borrowers, or the making of any advance thereunder, or the management of such advance or the Collateral.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

8. Cost and Expenses. Borrowers hereby agree to pay the Agent, on demand, all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with this Agreement and any instruments or documents contemplated hereunder

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

HUTCHINSON TECHNOLOGY INCORPORATED

By:	/s/ David P. Radloff
Name:	David P. Radloff
Title:	CFO

PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Marc J. Hansen
Name:	Marc J. Hansen
Title:	VP